UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement – $250 Million Unsecured Term Loans and $850 Million Unsecured Revolving Line of Credit

On April 21, 2023, Casey’s General Stores, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders and issuing banks from time to time party thereto. The Company is the borrower under the Credit Agreement. On the same date, the Company also terminated and repaid in full all outstanding indebtedness under its existing credit agreement, dated as of January 11, 2019, by and among the Company, the lenders party thereto and Royal Bank of Canada, as administrative agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 30, 2020, that certain Amendment No. 2 to Credit Agreement, dated as of December 23, 2020, that certain Amendment No. 3 to Credit Agreement, dated as of March 12, 2021 and that certain Amendment No. 4 to Credit Agreement, dated as of December 13, 2021, the “Existing Credit Agreement”).

The Credit Agreement provides for (i) $250 million unsecured term loan (the “Term Loan Facility”) and (ii) an $850 million unsecured revolving credit facility (the “Revolving Credit Facility” and together with the Term Loan Facility, the “Credit Facilities”) that includes a $50 million sublimit for letters of credit and a $50 million sublimit for swingline loans. The Credit Agreement contains an expansion option permitting the Company to request an increase of either of the Credit Facilities from time to time not to exceed the greater of (i) $900 million and (ii) 100% of Consolidated EBITDA (as defined in the Credit Agreement) from the lenders or other financial institutions acceptable to the Company and the Administrative Agent, upon the satisfaction of certain conditions, including the consent of the lenders whose commitments would increase.

The Term Loan Facility was used to refinance the existing indebtedness under the Existing Credit Agreement and pay fees and expenses in connection therewith. The Revolving Credit Facility is available for working capital and other general corporate purposes of the Company and its subsidiaries.

The maturity date of the Credit Facilities is April 21, 2028.

Amounts borrowed under the Credit Facilities will bear interest at variable rates based upon, at the Company’s option: (a) either Term SOFR or Daily Simple SOFR, in each case plus 0.10% (with a floor of 0.00%) for the interest period in effect, plus an applicable margin ranging from 1.10% to 1.70% or (b) an alternate base rate, which generally equals the highest of (i) the prime commercial lending rate announced by the Administrative Agent as its “prime rate”, (ii) the federal funds rate plus 1/2 of 1.00%, and (iii) Adjusted Daily Simple SOFR plus 1.00%, each plus an applicable margin ranging from 0.10% to 0.70% and each with a floor of 1.00%. The Revolving Credit Facility carries a facility fee of 0.15% to 0.30% per annum, and letters of credit are subject to a participation fee ranging from 1.10% to 1.70% per annum. The applicable margins, facility fee and letter of credit fee, in each case, are dependent upon the Company’s Consolidated Leverage Ratio, as calculated quarterly in accordance with the Credit Agreement.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to Term SOFR-based borrowings. The Term Loan Facility amortizes at a rate of 5.00% of the initial principal amount annually, payable in quarterly installments.

Initially, the obligations under the Credit Facilities are unsecured. If the Company or its subsidiaries are required to provide liens to secure certain “priority debt” in excess of 20.00% of the Company’s Consolidated Net Worth, as defined and calculated in accordance with the Credit Agreement (a “Collateral/Covenant Event”), then the obligations under the Credit Facilities will be required to be secured.

The Company’s subsidiaries are not required to provide guarantees of the obligations under the Credit Agreement unless and until a Collateral/Covenant Event occurs.

The Credit Agreement contains customary representations, warranties and affirmative covenants. It also contains customary negative covenants, which in the absence of a Collateral/Covenant Event generally include limitations on, among other matters, fundamental changes to corporate structure (including certain mergers and consolidations), changes in fiscal year, the disposition of certain property, active lines of business, and certain liens on real property. The Credit Agreement also contains a quarterly financial maintenance covenant that prohibits the Consolidated Leverage Ratio, as calculated in accordance with the Credit Agreement, from being greater than 4.00:1.00 (with a temporary increase to 4.50:1.00 in the case of certain material acquisitions).

The Credit Agreement also contains customary events of default, which could result in the Credit Facilities being terminated and the obligations thereunder accelerated.

The foregoing description is qualified in its entirety by reference to the form of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Certain of the lenders and the Administrative Agent and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its subsidiaries for which services they have received, and may in the future receive, customary fees and commissions.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of the Existing Credit Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of April 21, 2023, by and among Casey’s General Stores, Inc. Wells Fargo Bank, National Association, as administrative agent, and the lenders and issuing banks from time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Dated: April 26, 2023	By:	/s/ Stephen P. Bramlage Jr.
Stephen P. Bramlage Jr.
Chief Financial Officer